Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251791 and 333-179035 on Form S-8 and Registration Statement Nos. 333-229890, 333-175006 and 333-185846 on Form S-3 of our report dated March 10, 2021, relating to the financial statements of Comstock Mining Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Comstock Mining Inc. for the year ended December 31, 2020.

/s/ ASSURE CPA, LLC

Spokane, Washington
March 10, 2021